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                                                                 EXHIBIT 10.35

                            CONSULTING AGREEMENT
                            --------------------

     THIS AGREEMENT (the "Agreement"), entered into as of this 27th day of January, 1998 between GREENFIELD CHEMICAL, INC., with an office at 1409 Newgate, Libertyville, Illinois 60048 ("Consultant"), and GENSIA SICOR INC., a Delaware corporation with offices at 19 Hughes, Irvine, California 92618 (the "Company"),


                            W I T N E S S E T H :
                            - - - - - - - - - - -

     WHEREAS, the Consultant possesses expertise in the area of pharmaceutical manufacturing, and desires to make available Consultant's expertise for the benefit of Company by providing services in such area of expertise; and

     WHEREAS, Company desires to utilize such services from time to time during the term of this Agreement;

     NOW, THEREFORE, in view of the foregoing premises which are hereby incorporated as part of this Agreement, and consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. The services to be rendered by Consultant (the "Services") shall include:

          (a) assisting the Company's subsidiaries, including SICOR S.p.A., Sicor de Mexico and Gendchem Pharma Ltd., in improving efficiencies of operation and cooperation among these entities;

          (b) assisting the Company's Genchem Pharma Ltd. subsidiary in the field of contract manufacture of research and development quantities of bulk active ingredients (drug substances) for third parties with an emphasis in the area of oncology;

          (c) assisting the Company's subsidiaries in the field of contract manufacture of final dosage forms (drug products); and

          (d) assisting the Company in evaluating acquisition opportunities and conducting due diligence with respect thereto.

     2. Consultant agrees that during the term of the Agreement Consultant shall perform the Services to the best of Consultant's abilities and in accordance with the Company's reasonable requests. Consultant will determine the method, details and means of performing the Services.

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     3.  It is the express intention of the parties that Consultant be an independent contractor and not an employee, agent joint venturer or partner of Company. Nothing in this Agreement shall be interpreted or construed as establishing or creating the relationship of employer and employee between Company and Consultant or any employee or agent of Consultant. Both parties acknowledge that Consultant is not an employee of Company for state or federal tax purposes.

     4. This Agreement shall remain in effect until December 31, 2000, and thereafter as mutually agreed to in writing, provided, however, that this Agreement may be terminated at the convenience of either party upon thirty (30) days' written notice.

     5. (a) Consultant recognizes and acknowledges that the data collected, developed and maintained for Company by Consultant is a valuable property right of the Company and is to be kept confidential and secret and therefore agrees to keep all information relating to such data in confidence and trust, and will not use or disclose any such information without the written consent of the Company, except as such use may be necessary in the ordinary course of Consultant's performance of the Services for the Company.

          (b) Consultant agrees that all documents and other physical property furnished to Consultant by the Company or produced by Consultant or others in connection with the performances of the Services shall be and remain the sole property of the Company, and that Consultant return and deliver all such documents and property (including any copies thereof) to Company upon request or upon the termination of this Agreement.

          (c) During the term of this Agreement and thereafter, Consultant will not solicit any employee of the Company to leave the Company for any reason or to devote less than all of any such employee's efforts to the affairs of the Company. During the term of this Agreement, Consultant further agrees that Consultant will not buy or sell Company stock or discuss such subject with any third parties.

     6. In consideration for the Services rendered hereunder, Company shall compensate Consultant at the rate of One thousand dollars ($1,000.00) per day (or reasonable portion thereof) spent in performance of the Services, together with reimbursement for other out-of-pocket expenses, including all travel, hotel, meal and other expenses incurred in performance of the Services, actually
incurred on behalf of the Company and approved in advance by Company.   For all
time spent in travel outside the United States, the Consultant will be paid at the rate of five hundred dollars ($500.00) per day. Consultant shall invoice Company not more than ten (10) days after the end of each calendar month, with each invoice setting forth the days worked and a description of the services performed during the preceding calendar month. Company shall pay such invoice within thirty (30) days of receipt by Company. Company agrees that, during the term of this Agreement, it shall require Consultant's Services for a minimum of one hundred (100) days per year.

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     7.   Consultant hereby represents that neither the execution of this
Agreement, the consulting relationship with the Company nor the performance of the Services will violate any obligations of Consultant to any person or entity, including, without limitation, the obligation to keep confidential any proprietary information of such person or entity.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by Consultant and Company.


     IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date first above written.



GREENFIELD CHEMICAL, INC.                  GENSIA SICOR INC.



By:  /s/ Frank C. Becker                   By:  /s/ Michael D. Cannon
   --------------------------                 --------------------------
         Frank C. Becker                            Michael D. Cannon


                                       3
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                             ADDENDUM TO AGREEMENT
                             ---------------------

The Company and Consultant hereby agree to amend the Consulting Agreement dated January 24, 1998 by adding the following:

The Company and Consultant agree that Consultant may assign the rights and obligations of this agreement to XYZ Chemical, Inc. It is expressly understood that Frank C. Becker will be required to own a majority of the common and voting stock of the XYZ Chemical, Inc.

IN WITNESS WHEREOF, the Company and Consultant execute this addendum on this day of February 1998.



GREENFIELD CHEMICAL, INC.               GENSIA SICOR INC.



By:  /s/ Frank C. Becker                By:  /s/ Michael D. Cannon
   --------------------------               --------------------------
         Frank C. Becker                         Michael D. Cannon
            03/06/98